Exhibit 99.1

2006 SPECIAL MEETING OF SHAREHOLDERS

to be held on May     , 2006

ALBEMARLE FIRST BANK

P.O. Box 7704

1265 Seminole Trail

Charlottesville, Virginia 22901

FORM OF REVOCABLE PROXY

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF

ALBEMARLE FIRST BANK

The undersigned shareholder(s) of Albemarle First Bank, a Virginia state banking corporation (“Albemarle”), hereby appoints James A. Fernald, III and R. Craig Wood, and each of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of Albemarle that the undersigned is entitled to vote at the annual meeting of shareholders of Albemarle to be held on May     , 2006, at 10:00 a.m., local time, at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia, and at any adjournments or postponements of the annual meeting, with all powers the undersigned would possess if personally present at the annual meeting, on the following:

1.	A proposal to approve and adopt the Agreement and Plan of Merger dated as of January 12, 2006, by and between Rockingham Heritage Bank and Albemarle First Bank, as joined in by Premier Community Bankshares, Inc., the plan of merger attached as an exhibit to the merger agreement, and the transactions contemplated thereby.

☐        FOR                    ☐        AGAINST                    ☐        ABSTAIN

2.	A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.

☐        FOR                    ☐        AGAINST                    ☐        ABSTAIN

The Board of Directors of Albemarle First Bank recommends a vote “FOR” each of the above items.

This proxy may be revoked by the undersigned at any time before it is exercised by (1) written notice to Lori M. Pedersen, Albemarle First Bank at the address listed above, (2) executing and delivering to Lori M. Pedersen, Albemarle First Bank a later dated proxy prior to a vote being taken at the annual meeting or (3) attending the annual meeting and voting in person.

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the proxy statement/prospectus accompanying it. The undersigned hereby revokes all proxies given prior to this date for the 2006 Special Meeting.

THE PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS DESCRIBED ABOVE.

Dated: , 2006

Signature

Signature (if held jointly)

Please date, sign exactly as name appears hereon and mail proxy card in the envelope provided as soon as possible. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.